Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-104209, 333-104210 and 333-104212) and on Form S-3 (No. 333-110765) of Hudson Highland Group, Inc. of our report dated February 5, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    BDO Seidman, LLP

New York, New York

March 5, 2004

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